                                                                      EXHIBIT 11

     VARCO INTERNATIONAL, INC.
     Statement Re Computation of Per Share Earnings

                                                                                                                  Three Months Ended
                                                                                                                       March 31 1998
                                                                                                    --------------------------------
A. CALCULATION OF ADJUSTED EARNINGS

   Net Income After Tax                                                                                                 $14,985,000



                                                                  Total Number    Average Number      Stock Option       Shares Used
                                                 Number of     of Shares after         of Shares        Equivalent      To Calculate
                                                      Days            Weighing       Outstanding            Shares       Diluted EPS
                                               -------------------------------------------------------------------------------------
B. CALCULATION OF AVERAGE SHARES OUTSTANDING

   Common Stock Outstanding from
    time-to-time during:

     Three Months Ended March 31, 1998                  90       5,781,575,698        64,239,730         1,421,906        65,661,636


C. CALCULATION OF EARNINGS PER SHARE

   Income Per Share=Net Income After Tax
                    ------------------------
                    Total Shares Outstanding


   Basic Income Per Share

     Three Months Ended March 31, 1998          14,985,000            =                   $0.23
                                               -----------
                                                64,239,730


   Diluted Income Per Share=

     Three Months Ended March 31, 1998          14,985,000            =                   $0.23
                                               -----------
                                                65,661,636
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     VARCO INTERNATIONAL, INC.
     Statement Re Computation of Per Share Earnings

                                                                                                                  Three Months Ended
                                                                                                                       March 31 1999
                                                                                                        ----------------------------
A. CALCULATION OF ADJUSTED EARNINGS

   Net Income After Tax                                                                                                  $11,734,000


                                                                       Total Number   Average Number    Stock Option     Shares Used
                                                       Number of    of Shares after        of Shares      Equivalent    To Calculate
                                                            Days           Weighing      Outstanding          Shares     Diluted EPS
                                                     -------------------------------------------------------------------------------
B. CALCULATION OF AVERAGE SHARES OUTSTANDING

   Common Stock Outstanding from
    time-to-time during:

     Three Months Ended March 31, 1999                        90      5,826,222,344       64,735,804         744,500      65,480,304


C. CALCULATION OF EARNINGS PER SHARE

   Income Per Share =  Net Income After Tax
                       ------------------------
                       Total Shares Outstanding


   Basic Income Per Share

     Three Months Ended March 31, 1999                11,734,000            =                  $0.18
                                                     -----------
                                                      64,735,804


   Diluted Income Per Share =

     Three Months Ended March 31, 1999                11,734,000            =                  $0.18
                                                     -----------
                                                      65,480,304
